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ACUSON CORPORATION                                                 EXHIBIT 10.32


                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
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     THIS AGREEMENT ("Agreement") is entered by and between Acuson Corporation, a Delaware corporation, having a principal place of business at 1220 Charleston Road, Mountain View, California 94043 ("Acuson"), and John G. Freund ("Freund"), a resident of Atherton, California, as of October 7, 1994.


1.   EMPLOYMENT

     Freund shall continue to be employed as Executive Vice President of Acuson until the earliest of (a) December 31, 1994, (b) the date upon which Freund shall give written notice to Acuson that he resigns as an employee or (c) Freund's death (the "resignation date"). As of the resignation date, Freund's employment with Acuson shall terminate and, except as specifically provided in this Agreement, all compensation, benefits, and other prerequisites of employment shall cease.

2.   CONSULTING SERVICES

     From the resignation date until June 30, 1995, Freund agrees to perform consulting services ("Services") for Acuson as Acuson may reasonably request from time to time and as reasonably agreed to by Freund. Acuson agrees that it will not request Freund to provide any Services if the provision of such Services would conflict with other employment or consulting activities Freund may have at the time. Nothing in this Agreement shall restrict Freund from obtaining part time or full time employment with, or providing consulting services to, any third party, subject to Freund's obligation to Acuson with respect to proprietary and confidential information, including pursuant to this Agreement and pursuant to Freund's Employee Proprietary Information and Inventions Agreement that he signed when he joined Acuson and to Paragraph 4 below. In conjunction with the Services, Acuson shall provide Freund the use a secretary and an office at Acuson (equivalent to the Acuson office he occupies as of the date of this Agreement) and the company car phone until June 30, 1995.

3.   COMPENSATION AND OTHER BENEFITS

     In consideration of Freund's execution and performance of this Agreement, as well as his past services to Acuson: (a) Acuson shall continue to pay Freund his salary at his current rate and continue to provide Freund with dental, medical, life and disability insurance as in effect on the date hereof until the resignation date; (b) Acuson shall pay Freund all accrued vacation, but shall not pay Freund for his untaken sabbatical; (c) on January 1, 1995, Acuson shall forgive the remaining amount outstanding under that certain $500,000 Non-Negotiable Secured Promissory Note dated May 1, 1989 between Acuson and Freund (the "Loan"); (d) Acuson shall pay (on an after tax basis) any amounts Freund must pay to continue his existing Acuson-provided health insurance covering him and his family pursuant to COBRA until June 30, 1995; (e) specifically in exchange for the Services, on January 6, 1995, Acuson shall pay Freund the sum of $50,000; and (f) specifically in exchange for the non-competition agreement set forth in Paragraph 4, on January 6, 1995, Acuson shall pay Freund the sum of $113,150.

4.   NON-COMPETITION

     Freund agrees that until June 30, 1995, he will not obtain part time or full time employment with, or provide consulting services to, any third party that is engaged in the manufacture and/or sale of medical diagnostic ultrasound imaging equipment.

5.   CONFIDENTIAL INFORMATION

     5.1 (a) INFORMATION. Freund shall hold in trust and confidence all information, documents and other materials, regardless of form, relating to Acuson, its business, suppliers and customers supplied to Freund or learned by Freund in the course of performing the Services for Acuson ("Information"). Information includes, but is not
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limited to, technical and business information relating to Acuson's inventions or products, research and development, production, manufacturing and engineering processes, costs, profit or margin information, employee skills and salaries, finances, customers, marketing, production, and future business and product plans of Acuson, its suppliers and its customers, but shall not include information contained in written materials broadly distributed by Acuson to the general public, such as brochures, advertising and publicly available financial statements.

          (b) LIMITATIONS ON USE. Freund will use Information solely to perform work for Acuson pursuant to this Agreement. Freund will not disclose Information to any third party without Acuson's prior written consent.

     5.2 ACUSON PROPERTY. All work performed by Freund for Acuson under this Agreement and all documents and other material, whether delivered to Freund by Acuson or made or received by Freund in the performance of Services (the "Acuson Property") are the sole and exclusive property of Acuson. Freund agrees to deliver to Acuson, or at Acuson's request destroy, promptly the original and any copies (including any copies stored in any computer memory or other storage medium) of the Acuson Property at any time upon Acuson's request.

6.   OUTSTANDING OPTIONS

     6.1 Vesting. All of Freund's outstanding options granted under the Company's 1986 Supplemental Stock Option Plan and 1991 Stock Incentive Plan (collectively "Outstanding Options") shall continue to vest until December 31, 1994, at which time all further vesting shall cease.

     6.2 Option Exercisability. Acuson and Freund acknowledge that Freund's Outstanding Options shall remain exercisable until March 31, 1995.

7.   TERM

     This Agreement will terminate on June 30, 1995.

8.   INDEPENDENT RELATIONSHIP

     After the resignation date, Freund's relationship with Acuson will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency or employment relationship after the resignation date. Except as otherwise agreed between Freund and Acuson, after the resignation date, Freund will not be entitled to any of the benefits which Acuson may make available to its employees. Freund is solely responsible for all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees for the non-competition provisions under this Agreement. No part of Freund's compensation under this Agreement with respect to the Services or the non-competition agreement will be subject to withholding by Acuson for the payment of any social security, federal, state or any other employee payroll taxes.

9.   MUTUAL RELEASE

     In consideration of the execution and delivery of this Agreement, each of Acuson and Freund hereby completely release the other from all claims of any kind, known and unknown, which Acuson or Freund, as the case may be, may now have or have ever had as of the resignation date against the other, including all claims arising from Freund's employment with Acuson, the resignation of his employment, or Freund's compensation or benefits. This release includes, but is not limited to, claims arising under federal, state, or local laws prohibiting employment discrimination (including, for example, age, sex, race, color, national origin, religion, disability or claims under the federal Age Discrimination in Employment Act) and claims arising out of any other legal restrictions on the Acuson's right to terminate its employees or laws governing the payment of wages and benefits.

     Each of Freund and Acuson understand that, Section 1542 of the California Civil Code provides that "[a] general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Being aware of this provision and its effects upon their respective rights, Freund and Acuson each expressly waive this provision in entering into this Agreement.

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     Without limiting the foregoing, Freund expressly understands and agrees that, by entering into this Agreement (a) he is waiving any rights or claims he may have under the Age Discrimination in Employment Act; (b) he has received consideration beyond that to which he was previously entitled; (c) he has been advised to consult with an attorney before signing this Agreement; and (d) he has been given up to twenty-one (21) days to consider whether to sign this Agreement. Freund also understands that he may revoke this Agreement within seven (7) days after signing it, and he further understands that this Agreement shall not be effective until the revocation period has expired.

10.  GENERAL PROVISIONS

     10.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of California as applied to agreements entered into and to be performed entirely within California between California residents.

     10.2 WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party will not operate, or be interpreted, as a waiver of any other or subsequent breach.

     10.3 SUCCESSORS AND ASSIGNS. This Agreement is not assignable by either party hereto without the consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.4 SURVIVAL. Paragraph 5 ("Confidential Information") shall survive termination of this Agreement.

     10.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the termination of Freund's employment with Acuson and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, with respect thereto, except that nothing in this Agreement shall amend, modify or supersede in any way Freund's obligations under any other agreement with Acuson with respect to Acuson confidential or proprietary information. This Agreement may be amended or supplemented, and any right hereunder may be waived, only by a writing that is signed by both parties.

     10.6 ADDITIONAL ACTIONS. Each party hereto agrees to take such additional actions and to execute and deliver such additional documents as may be reasonably requested by the other party to fully effectuate this Agreement. Without limiting the generality of the foregoing, Acuson agrees, at its expense and by January 31, 1995, to execute and file with the appropriate authorities such documents as Freund may reasonably request to evidence forgiveness of the Loan and to release Freund's residence from any lien or other encumbrance in Acuson's favor relating to the Loan.


ACUSON CORPORATION:                      FREUND:

By:      /s/ Robert J. Gallagher       By:      /s/ John G. Freund
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         Robert J. Gallagher                    John G. Freund

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